EXHIBIT 99

FROM:	BALLY TOTAL FITNESS HOLDING CORPORATION 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Contact: Jon Harris - Tel. (773) 864-6850 Vice President, Media Development and Communications

For Immediate Release

BALLY TOTAL FITNESS REPORTS
SECOND QUARTER 2003 RESULTS

Second Quarter Highlights

  Second quarter income from continuing operations exceeds consensus estimates (as adjusted) by $.01 per share.
  Free cash flow up $26 million over prior year.
  Recent debt refinancings improve capital structure.
  Products and services revenue growth of 39%.
  New marketing chief named to build Bally’s marquee brands.

         Chicago, August 5, 2003 – Bally Total Fitness Holding Corporation (NYSE: BFT) today reported its financial results for the quarter ended June 30, 2003. Second quarter net revenues totaled $251.3 million, a $5.0 million increase over the prior year quarter (2%). Free cash flow, defined as cash flow from operations ($12.1 million) less cash used in investing activities ($10.8 million), was $1.3 million during the quarter bringing the year to date total to $10.8 million compared to deficits during the prior year periods of $24.7 million and $33.9 million, respectively.

         As described in the “Special items” note herein, the Company had a non-operating, non-cash charge totaling $1.7 million ($1.3 million net of taxes) during the second quarter of 2003. Excluding the impact of this item, income from continuing operations for the second quarter would have been $9.9 million, or $.30 per diluted share. Income from continuing operations, including the charge, was $8.6 million ($.26 per diluted share) versus $16.4 million in the prior year quarter ($.49 per diluted share).

         “We made significant progress towards our objectives for 2003 this quarter including refinancing over $400 million of debt which extends maturities and provides additional liquidity,” commented Paul Toback, President, CEO and Chairman of Bally Total Fitness. “In addition, we remain on track to grow free cash flow for 2003.”

         “During the second quarter of 2003 we experienced a continuation of rapid growth in our products and services businesses, with revenues up 39% over 2002. New membership joins rose 7% this quarter company-wide, a 5% increase in same store joins. New membership sales, however, continue to be disappointing as gross committed membership fees originated during the quarter were flat with the prior year company-wide and down 3% same store while membership revenues overall were down 9%. During the quarter we implemented a number of cost reduction initiatives which offset planned increases in rent, utilities, insurance and other fixed costs, which should generate lasting reductions in our overall expense levels through the end of the year and into 2004,” continued Toback.

         “Another positive step towards building our future is the recent addition of Chief Marketing Officer Martin Pazzani. Martin is one of today’s top marketers with expertise in building and growing some of the world’s best known brands and companies in the packaged goods, fast food and personal care product industries. Prior to joining Bally, he was Worldwide Strategic Director of Foote Cone and Belding in New York. I’m confident that Martin, working together with our professional marketing team, will refine Bally’s marketing strategy and message with the goal of growing both the business and the brand,” Toback added.

         “In close, despite the current trends in new membership originations, I remain optimistic as to the future prospects of our company when the economy begins to rebound. With the increased consumer focus and attention on health and fitness, Bally is leading the right industry at the right time,” concluded Toback.

Financial Summary
(in thousands, except per share data)

	Three months ended			Six months ended
	June 30			June 30

	2003	2002	Change	2003	2002	Change

Net revenues	$251,304	$246,299	$5,005	$505,521	$486,659	$18,862
Operating income	8,522	17,585	(9,063)	18,387	34,845	(16,458)
Income from continuing operations before cumulative
effect of changes in accounting principles	8,634	16,393	(7,759)	19,766	36,236	(16,470)
Net income	6,699	16,075	(9,376)	1,869	35,477	(33,608)

Diluted earnings per common share:
Income from continuing operations before cumulative
effect of changes in accounting principles	0.26	0.49	(0.23)	0.60	1.08	(0.48)
Discontinued operations	(0.06)	(0.01)	(0.05)	(0.07)	(0.02)	(0.05)
Cumulative effect of changes in accounting principles				(0.47)		(0.47)
Net income	0.20	0.48	(0.28)	0.06	1.06	(1.00)

*     *     *     *     *

         Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and 420 facilities located in 29 states, Canada, Asia and the Caribbean under the Bally Total Fitness®, Crunch FitnessSM, Gorilla SportsSM, Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

         The Company will be holding a conference call to further discuss its results and respond to questions on August 5, 2003 at 4:00 p.m. Central Time. Those interested may listen to this conference call via the Company’s web site at www.ballyfitness.com.

         Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED INCOME SUMMARY
(In thousands, except share data)
(Unaudited)

	Three months ended
	June 30

	2003	2002	Change	% change

Net revenues:
Membership revenue	$172,194	$188,330	$(16,136)	-9%
Products and services	74,292	53,318	20,974	39%
Miscellaneous revenue	4,818	4,651	167	4%

	251,304	246,299	5,005	2%
Operating costs and expenses:
Fitness center operations	140,786	140,098	688	0%
Products and services	47,538	33,752	13,786	41%
Member processing and collection centers	12,611	11,041	1,570	14%
Advertising	14,131	16,413	(2,282)	-14%
General and administrative	8,630	8,460	170	2%
Depreciation and amortization	19,086	18,950	136	1%

	242,782	228,714	14,068	6%

Operating income	8,522	17,585	(9,063)	-52%

Finance charges earned	18,479	17,442	1,037	6%
Interest expense	(13,936)	(13,547)	(389)	3%
Other, net	(1,704)	89	(1,793)	*

	2,839	3,984	(1,145)	-29%

Income from continuing operations before income taxes	11,361	21,569	(10,208)	-47%
Income tax provision	(2,727)	(5,176)	2,449	-47%

Income from continuing operations	8,634	16,393	(7,759)	-47%
Discontinued operations
Loss from discontinued operations (net of tax benefit
of $74 and $100, in 2003 and 2002, respectively)	(236)	(318)	82	-26%
Loss on disposal	(1,699)		(1,699)	*

Loss from discontinued operations	(1,935)	(318)	(1,617)	508%

Net income	$6,699	$16,075	$(9,376)	-58%

Basic earnings per common share:
Income from continuing operations	$0.27	$0.51
Discontinued operations	(0.06)	(0.01)

Net income per common share	$0.21	$0.50

Average common shares outstanding	32,658,994	32,079,795

Dilued earnings per common share:
Income from continuing operations	$0.26	$0.49
Discontinued operations	(0.06)	(0.01)

Net income per common share	$0.20	$0.48

Average diluted common shares outstanding	33,093,718	33,564,276

*Not meaningful

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED INCOME SUMMARY
(In thousands, except share data)
(Unaudited)

	Six months ended
	June 30

	2003	2002	Change	% change

Net revenues:
Membership revenue	$346,422	$371,024	$(24,602)	-7%
Products and services	149,430	105,735	43,695	41%
Miscellaneous revenue	9,669	9,900	(231)	-2%

	505,521	486,659	18,862	4%
Operating costs and expenses:
Fitness center operations	281,575	277,902	3,673	1%
Products and services	94,559	66,785	27,774	42%
Member processing and collection centers	23,611	21,993	1,618	7%
Advertising	32,064	32,922	(858)	-3%
General and administrative	16,683	15,842	841	5%
Depreciation and amortization	38,642	36,370	2,272	6%

	487,134	451,814	35,320	8%

Operating income	18,387	34,845	(16,458)	-47%

Finance charges earned	37,362	35,122	2,240	6%
Interest expense	(27,921)	(28,190)	269	-1%
Other, net	(1,820)	163	(1,983)	*

	7,621	7,095	526	7%

Income from continuing operations before income taxes and
cumulative effect of changes in accounting principles	26,008	41,940	(15,932)	-38%
Income tax provision	(6,242)	(5,704)	(538)	9%

Income from continuing operations before cumulative
effect of changes in accounting principles	19,766	36,236	(16,470)	-45%
Discontinued operations
Loss from discontinued operations (net of tax benefit
of $196 and $130, in 2003 and 2002, respectively)	(619)	(759)	140	-18%
Loss on disposal	(1,699)		(1,699)	*

Loss from discontinued operations	(2,318)	(759)	(1,559)	205%

Income before cumulative effect of changes in accounting
principles	17,448	35,477	(18,029)	-51%
Cumulative effect of changes in accounting principles	(15,579)		(15,579)	-100%

Net income	$1,869	$35,477	$(33,608)	-95%

Basic earnings per common share:
Income from continuing operations before cumulative
effect of changes in accounting principles	$0.61	$1.13
Discontinued operations	(0.07)	(0.02)
Cumulative effect of changes in accounting principles	(0.48)

Net income per common share	$0.06	$1.11

Average common shares outstanding	32,617,224	31,911,543

Dilued earnings per common share:
Income from continuing operations before cumulative
effect of changes in accounting principles	$0.60	$1.08
Discontinued operations	(0.07)	(0.02)
Cumulative effect of changes in accounting principles	(0.47)

Net income per common share	$0.06	$1.06

Average diluted common shares outstanding	32,997,872	33,348,331

*Not meaningful

BALLY TOTAL FITNESS HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	June 30	December 31
	2003	2002

ASSETS
Current assets:
Cash and equivalents	$16,482	$12,907
Installment contracts receivable, net	288,062	271,531
Other current assets	72,618	92,764

Total current assets	377,162	377,202

Installment contracts receivable, net	249,813	251,074
Property and equipment, less accumulated depreciation
and amortization of $570,768 and $538,613	643,054	657,539
Goodwill	242,126	242,854
Trademarks	6,969	6,969
Intangible assets, less accumulated amortization
of $9,731 and $9,453	2,508	2,786
Deferred income taxes	81,431	81,314
Deferred membership origination costs	118,481	119,484
Other assets	31,036	32,652

	$1,752,580	$1,771,874

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$56,018	$51,752
Income taxes payable	2,349	1,497
Deferred income taxes	28,450	29,303
Accrued liabilities	90,562	87,683
Current maturities of long-term debt	27,978	28,904
Deferred revenues	253,267	271,031

Total current liabilities	458,624	470,170

Long-term debt, less current maturities	695,672	697,850
Other liabilities	10,923	10,689
Deferred revenues	55,499	63,689
Stockholders' equity	531,862	529,476

	$1,752,580	$1,771,874

BALLY TOTAL FITNESS HOLDING CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended
	June 30

	2003	2002

Operating:
Income before cumulative effect of changes in accounting principles	$17,448	$35,477
Adjustments to reconcile to cash provided –
Depreciation and amortization, including amortization
included in interest expense	40,667	38,440
Change in operating assets and liabilities	(28,559)	(47,001)
Loss on disposal of discontinued operation	1,699
Stock-based compensation	122

Cash provided by operating activities	31,377	26,916
Investing:
Purchases and construction of property and equipment	(20,199)	(43,165)
Purchases of real estate		(11,510)
Acquisitions of businesses and other	(412)	(6,092)

Cash used in investing activities	(20,611)	(60,767)
Financing:
Debt transactions –
Net borrowings under revolving credit agreement	5,000	25,000
Net borrowings (repayments) of other long-term debt	(12,128)	9,850
Debt issuance and refinancing costs	(458)

Cash provided by (used in) debt transactions	(7,586)	34,850

Equity transactions –
Proceeds from exercise of warrants		2,513
Proceeds from issuance of common stock under stock
purchase and option plans	395	1,324
Purchases of common stock for treasury		(860)

Cash provided by (used in) financing transactions	(7,191)	37,827

Increase in cash and equivalents	3,575	3,976
Cash and equivalents, beginning of period	12,907	9,310

Cash and equivalents, end of period	$16,482	$13,286

Supplemental Cash Flows Information:

Cash payments for interest and income taxes were as follows –
Interest paid	$26,112	$28,141
Interest capitalized	(453)	(1,840)
Income taxes paid, net	1,245	736

Investing and financing activities exclude the following
non-cash transactions –
Acquisitions of property and equipment
through capital leases/borrowings	$4,144	$7,716
Acquisitions of businesses with common stock		8,855
Common stock issued under
long-term incentive plan	4,281	4,619
Debt, including assumed debt related to acquisitions of business		2,846

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited):

Special items

         During the quarter the Company sold a portion of its non-performing, previously written down installment accounts receivable to a third party for $2.2 million. Based on the carrying value of these accounts, determined using estimates of recoveries expected through routine collection processes, a non-cash charge of $1.7 million ($1.3 million net of taxes) was recorded in the quarter as “Other, net” in the Consolidated Income Summary.

         The Company is reporting as discontinued operations an internet-based start-up company which was liquidated. As a result, the Company recorded a loss from discontinued operations of $1.9 million, net of taxes, during the second quarter of 2003.

         In the second quarter of 2003, the Company changed its accounting method (effective January 1, 2003) for the recognition of recoveries of unpaid dues on inactive membership contracts from accrual-based estimations to a cash basis of recognition, which is considered a preferable method of accounting for such past due amounts. The effect of this change was a cumulative non-cash charge of $15.4 million (net of tax effect of $4.9 million) or $.47 per diluted share. As a result of recording the cumulative effect adjustment as of the beginning of the year, membership revenue increased during the first quarter of 2003 by $1.1 million. As reported in the first quarter, the Company additionally implemented the provisions of newly issued Statement of Financial Accounting Standards No. 143 Accounting for Asset Retirement Obligations at the beginning of the year. As a result, a non-cash cumulative adjustment of $.2 million was recorded during the first quarter of 2003 to provide for estimated future restoration obligations on the Company’s leaseholds.

         At the end of the second quarter the Company announced the completion of the refinancing of its existing $132.5 million term loan and $63.5 million outstanding on its revolving credit agreement by issuing $235 million in aggregate principal of 10 1/2% Senior Notes due 2011 in an offering under Rule 144A and Regulation S under the Securities Act of 1933, as amended, and entered into a new $90 million Senior Secured Revolving Credit Facility due 2008. These transactions were funded in July 2003. As a result, the Company will write off unamortized issuance costs from the extinguished debt in the third quarter.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited)
(continued):

Installment contracts receivable
	June 30	December 31
	2003	2002

Current:
Installment contracts receivable	$417,165	$404,707
Unearned finance charges	(36,642)	(36,015)
Allowance for doubtful receivables and cancellations	(92,461)	(97,161)

	$288,062	$271,531

Long-term:
Installment contracts receivable	$344,186	$343,749
Unearned finance charges	(24,143)	(22,396)
Allowance for doubtful receivables and cancellations	(70,230)	(70,279)

	$249,813	$251,074

A summary of the allowance for doubtful receivables and cancellations activity is as follows:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Balance at beginning of period	$167,445	$134,032	$167,440	$130,504

Contract cancellations and
write-offs of uncollectible
amounts, net of recoveries	(83,287)	(86,387)	(173,904)	(177,220)
Provision for cancellations and
doubtful receivables	78,533	83,215	169,155	177,576

Balance at end of period	$162,691	$130,860	$162,691	$130,860

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited)
(continued):

Reconcilation of net income to EBITDA and EBITDA as adjusted

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Net income	$6,699	$16,075	$1,869	$35,477
Add:
Depreciation and amortization	19,086	18,950	38,642	36,370
Interest expense	13,936	13,547	27,921	28,190
Income tax provision	2,727	5,176	6,242	5,704
Loss from discontinued operations	1,935	318	2,318	759
Cumulative effect of accounting changes			15,579

EBITDA	44,383	54,066	92,571	106,500
Add (deduct):
Stock-based compensation	122		122
Other, net	1,704	(89)	1,820	(163)

EBITDA as adjusted	$46,209	$53,977	$94,513	$106,337

Membership statistics

New membership originations and other key data:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

New joining members	237	221	481	456
Average committed monthly fee (dollars)	$38.76	$43.45	$40.76	$44.19
Average committed duration (in months)	30.7	29.8	30.6	30.5
Gross committed membership fees	$279,737	$279,981	$591,102	$600,728
Same club	259,692	267,975	542,183	567,240

Supplemental operating data:
Weighted average fitness centers (locations)	414	412	412	409
Members (end of period)	3,978	3,978	3,978	3,978

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited)
(continued):

         Gross committed membership fees reflect the total collection potential during the initial financing term of initiation fees, dues, finance charges and membership-related products and services from new members joining during a period and are an important measure used by management to evaluate membership sales trends. The following table reconciles gross committed membership fees to net initial membership fees originated for each of the periods:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Gross committed membership fees	$279,737	$279,981	$591,102	$600,728
Less:	Committed monthly dues	(65,440)	(56,875)	(132,911)	(121,215)
	Provision for doubtful receivables
	and cancellations	(78,533)	(83,215)	(169,155)	(177,576)
	Unearned finance charges and other	(44,752)	(37,716)	(93,787)	(80,232)
	Products and services revenues
	included in membership programs	(32,859)	(17,658)	(65,320)	(36,999)

Initial membership fees originated, net	$58,153	$84,517	$129,929	$184,706

Components of membership revenue are as follows:
	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Initial membership fees:
Originated, net	$58,153	$84,517	$129,929	$184,706
Decrease (increase) in deferral	18,411	6,507	24,644	(1,963)

	76,564	91,024	154,573	182,743
Dues:
Dues collected	94,332	95,393	190,004	185,908
Decrease in deferral	1,298	1,913	1,845	2,373

	95,630	97,306	191,849	188,281

Membership revenue	$172,194	$188,330	$346,422	$371,024

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited)
(continued):

Products and services	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Net revenues:
Retail and nutritional supplements–
Membership programs	$5,387	$6,725	$11,377	$15,510
Other sales	14,550	14,409	29,615	28,233
Personal training–
Membership programs	27,472	10,933	53,943	21,489
Other sales	26,883	19,695	53,255	37,396
Financial services		1,556	1,240	3,107

	74,292	53,318	149,430	105,735
Direct operating costs and expenses:
Retail and nutritional supplements	17,129	15,699	34,675	32,045
Personal training	30,409	18,053	59,884	34,740

	47,538	33,752	94,559	66,785

Direct operating margin	$26,754	$19,566	$54,871	$38,950

Margin percentage	36%	37%	37%	37%

Analysis of cash flows and liquidity

         The Company has provided disclosure of free cash flow in this release because management believes that it is an important measure of liquidity and investors are focused on the Company’s ability to reduce overall debt. The following table summarizes free cash flow for each of the periods:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Cash provided by (used in) operating activities	$12,076	$(1,029)	$31,377	$26,916
Less: Cash used in investing activities	(10,781)	(23,710)	(20,611)	(60,767)

Free cash flow (deficit)	$1,295	$(24,739)	$10,766	$(33,851)

         Cash flows from operating activities were $31.4 million in the first six months of 2003, compared to $26.9 million in the 2002 period. Over the past two years, the Company sold a portion of its installment contracts receivable portfolio to a major financial institution in three bulk sales at net book value, with combined proceeds of approximately $128 million. Excluding the impact of the sales of receivables and net of the change in dues prepayments during the periods, cash flows from operating activities were $50.3 million in first six months of 2003, compared to $55.3 million in 2002.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS(in thousands)(unaudited)
(continued):

         The following table sets forth cash flows from operating activities on a comparable basis to add back actual cash collections on the sold portfolios and to reflect the impact of changes in dues prepayments during each of the periods:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Cash flows from (used in) operating activities, as reported	$12,076	$(1,029)	$31,377	$26,916
Collections on installment contracts receivable sold	6,415	14,143	19,553	31,100
Changes in dues prepayments	(773)	(1,437)	(634)	(2,762)

Cash flows from operating activities
on a comparable basis	$17,718	$11,677	$50,296	$55,254

         Capital expenditures totaled $20.6 million in the first six months of 2003 compared to $60.8 million in the first six months of 2002. Capital expenditures for 2003 are not expected to exceed $50 million. The following table details cash used in investing activities for each of the periods:

	Three months ended		Six months ended
	June 30		June 30

	2003	2002	2003	2002

Club improvements	$1,935	$4,981	$6,945	$11,449
New clubs	5,098	9,437	7,950	20,343
Club remodels and expansions	1,913	4,767	3,356	9,023
Administrative and systems	1,826	948	1,948	2,350
Real estate purchases and other	9	3,577	412	17,602

	$10,781	$23,710	$20,611	$60,767

         The Company paid down $7.1 million in debt during the first six months of 2003.

         As of July 31, 2003, the Company had $6.0 million of letters of credit outstanding and $84.0 million available on its $90 million revolving credit line.

####